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                                                                    EXHIBIT 11.1

                                  BRYLANE INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                TWENTY-SIX
                                      FISCAL YEAR ENDED         WEEKS ENDED
                                     --------------------- ---------------------
                                      FEBRUARY   FEBRUARY  AUGUST 3,  AUGUST 2,
                                      3, 1996    1, 1997      1996       1997
                                     ---------- ---------- ---------- ----------
Weighted average number of common
 shares outstanding................  12,658,144 12,979,313 12,903,585 18,996,995
Add net shares issuable pursuant to
 stock option plans less shares as-
 sumed repurchased at the assumed
 initial public offering price.....     448,497    386,923    516,003    455,318
                                     ---------- ---------- ---------- ----------
Number of shares for computation of
 primary earnings per share........  13,106,640 13,366,236 13,419,588 19,452,313
                                     ========== ========== ========== ==========
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